Exhibit 99.1

OCI Wyoming L.P. and OCI Wyoming Co.

(Subsidiaries under common control of OCI Chemical Corporation)

Combined Financial Statements as of and for the Year Ended December 31, 2012, and Independent Auditors’ Report

OCI WYOMING L.P. AND OCI WYOMING CO.

(Subsidiaries under common control of OCI Chemical Corporation)

TABLE OF CONTENTS

Page
INDEPENDENT AUDITORS’ REPORT	3

COMBINED FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2012

Balance Sheet	4

Statement of Operations and Comprehensive Income	5

Statement of Stockholders’ Equity and Partners’ Capital	6

Statement of Cash Flows	7

Notes to Combined Financial Statements	8–18

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors, Stockholders, and Partners of

OCI Wyoming L.P. and OCI Wyoming Co.

Atlanta, Georgia

We have audited the accompanying combined balance sheet of OCI Wyoming L.P. and OCI Wyoming Co. (Subsidiaries under common control of OCI Chemical Corporation) (the “Company”) as of December 31, 2012, and the related combined statements of operations and comprehensive income, stockholders’ equity and partners’ capital, and cash flows for the year then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, such combined financial statements present fairly, in all material respects, the combined financial position of the Company as of December 31, 2012, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

April 5, 2013

OCI WYOMING L.P. AND OCI WYOMING CO.

(Subsidiaries under common control of OCI Chemical Corporation)

COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2012

(In thousands of dollars, except share amounts)

2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$25,374
Accounts receivable (Note 3)	89,046
Due from affiliates	24,441
Inventory (Note 4)	42,124
Other current assets	438

Total current assets	181,423
PROPERTY, PLANT, AND EQUIPMENT — Net (Note 5)	198,555
OTHER ASSETS	68

TOTAL	$380,046

LIABILITIES AND STOCKHOLDERS’ EQUITY AND PARTNERS’ CAPITAL
CURRENT LIABILITIES:
Current portion of long-term debt (Note 6)	$4,000
Accounts payable	13,123
Due to affiliates	3,867
Accrued expenses	26,145

Total current liabilities	47,135
LONG-TERM DEBT (Note 6)	48,000
DEFERRED INCOME TAXES	428
RECLAMATION RESERVE (Note 7)	3,560

Total liabilities	99,123

COMMITMENTS AND CONTINGENCIES (Note 10)
STOCKHOLDERS’ EQUITY AND PARTNERS’ CAPITAL:
Cumulative preferred stock, par value $5 per share — 23,200 total shares authorized, issued, and outstanding; total liquidation value of $64,416 (Note 1)	19,270
Common stock, par value $5 per share — 40,800 total shares authorized, issued, and outstanding (Note 1)	204
Additional paid-in capital	36,918
Accumulated deficit (Note 13)	(46,199)
Partners’ capital — OCI Wyoming Holding Co. (Note 13)	138,369
Partners’ capital — Big Island Trona Co. (Note 13)	132,941
Accumulated other comprehensive loss — derivative financial instrument	(580)

Total stockholders’ equity and partners’ capital	280,923

TOTAL	$380,046

See notes to combined financial statements.

OCI WYOMING L.P. AND OCI WYOMING CO.

(Subsidiaries under common control of OCI Chemical Corporation)

COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE YEAR ENDED DECEMBER 31, 2012

(In thousands of dollars)

2012
SALES — Affiliates (Note 11)	$236,929
SALES — Non-affiliates	225,634

Total sales	462,563

COST OF PRODUCTS SOLD — Affiliate (Note 11)	12,768
COST OF PRODUCTS SOLD — Non-Affiliate	207,682
FREIGHT COSTS	111,727

Total cost of sales	332,177

GROSS PROFIT	130,386
SELLING AND MARKETING EXPENSES — Affiliates (Note 11)	5,951
SELLING AND MARKETING EXPENSES — Non-Affiliates	657
GENERAL AND ADMINISTRATIVE EXPENSES — Affiliates (Note 11)	5,155

OPERATING INCOME	118,623

OTHER INCOME (EXPENSE):
Interest income	190
Interest expense	(1,506)
Other — net	1,032

Total other expense	(284)

INCOME BEFORE PROVISION FOR INCOME TAXES	118,339
PROVISION FOR INCOME TAXES (Note 9)	5,416

NET INCOME	112,923
OTHER COMPREHENSIVE LOSS —
Interest rate swap	(70)

COMPREHENSIVE INCOME	$112,853

See notes to combined financial statements.

OCI WYOMING L.P. AND OCI WYOMING CO.

(Subsidiaries under common control of OCI Chemical Corporation)

COMBINED STATEMENT OF STOCKHOLDERS’ EQUITY AND PARTNERS’ CAPITAL

FOR THE YEAR ENDED DECEMBER 31, 2012

(In thousands of dollars)

										Total
							Partners’		Accumulated	Stockholders’
	Cumulative				Additional		Capital		Other	Equity and
	Preferred Stock		Common Stock		Paid-In	Accumulated	OCI Wyoming	Big Island	Comprehensive	Partners’
	Shares	Amount	Shares	Amount	Capital	Deficit	Holding Co.	Trona Co.	Loss	Capital
BALANCE — December 31, 2011	23,200	$19,270	40,800	$204	$36,918	$(46,798)	$116,465	$111,897	$(510)	$237,446
Net income						112,923				112,923
Allocation of net income to partners						(102,777)	52,417	50,360		—
Interest rate swap adjustment									(70)	(70)
Dividends to OCICC						(3,889)				(3,889)
Dividends to BITCO						(5,658)				(5,658)
Capital distribution to partners							(30,513)	(29,316)		(59,829)

BALANCE — December 31, 2012	23,200	$19,270	40,800	$204	$36,918	$(46,199)	$138,369	$132,941	$(580)	$280,923

See notes to combined financial statements.

OCI WYOMING L.P. AND OCI WYOMING CO.

(Subsidiaries under common control of OCI Chemical Corporation)

COMBINED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2012

(In thousands of dollars)

2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$112,923
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,802
Deferred income tax	(4)
Increase in:
Accounts receivable	(9,528)
Inventory	(9,973)
Other current assets	261
Decrease in:
Accounts payable	(1,625)
Accrued expenses and other liabilities	(4,930)
Due to/from affiliates	(11,880)

Net cash provided by operating activities	98,046

CASH FLOWS FROM INVESTING ACTIVITY —
Capital expenditures	(27,438)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(4,000)
Payment of dividends to OCICC	(3,889)
Payment of dividends to BITCO	(5,658)
Capital distribution to partners	(59,829)

Net cash used in financing activities	(73,376)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,768)
CASH AND CASH EQUIVALENTS:
Beginning of year	28,142

End of year	$25,374

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION —
Cash paid during the year for interest	$1,524

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCE ACTIVITY:
Decrease in interest rate swap liability	$70

Capital expenditures on account	$826

See notes to combined financial statements.

OCI WYOMING L.P. AND OCI WYOMING CO.

(Subsidiaries under common control of OCI Chemical Corporation)

NOTES TO COMBINED FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2012

(Amounts in thousands, except per share amounts)

1.	CORPORATE STRUCTURE AND OWNERSHIP

Corporate Structure and Agreement of Limited Partnership — Controlling interests in OCI Wyoming L.P. (OCIWLP) and OCI Wyoming Co. (OCIWCO) are owned by OCI Chemical Corporation (OCICC) which is ultimately 100% owned by OCI Enterprises, Inc. (OCI). OCI is a majority-owned subsidiary of OCI Company Ltd., Seoul Korea. OCICC owns a 50.49% general partnership interest in OCIWLP through its subsidiary OCI Wyoming Holding Co. (OCIWHCO), and until January 23, 2013, the remaining 48.51% general partnership interest in OCIWLP was owned by Big Island Trona Company (BITCO) a wholly owned subsidiary of Anadarko Holding Company (“Anadarko”). The 1% limited partnership interests in OCIWLP is owned by OCIWCO. 51% of OCIWCO’s ownership interests (composed of 80% of the common stock) is controlled by OCI, and until January 23, 2013, the remaining 49% ownership interests (composed of 20% of the common stock and 100% of the cumulative preferred stock) was held by Anadarko. On January 23, 2013, Natural Resource Partners LP (NRP) or entities controlled by NRP acquired Anadarko’s interests in OCIWLP and OCIWCO.

Pursuant to an Agreement of Limited Partnership, the owners of the 1% limited partnership interests in OCIWLP are entitled to receive a cumulative annual priority return of $14,517 which is used to pay dividends on common stock, a dividend on preferred stock, and to pay income taxes. At December 31, 2012, all priority return distributions had been paid. Any priority return amounts in arrears earn interest at 9%. There were no priority return amounts in arrears for the year ended December 31, 2012.

OCIWCO has 23.2 shares of cumulative preferred stock outstanding, all owned by Anadarko, as of December 31, 2012. The cumulative preferred stock earns dividends of $202 per share annually, payable quarterly. Unpaid preferred dividends will bear simple interest from the applicable payment date at 9% annually. All preferred dividends are cumulative and are payable in priority of any dividend distributions to holders of common stock. Upon any liquidation, dissolution, or winding up of OCIWCO, the holders of shares of cumulative preferred stock are entitled to payment of $2,776.56 per share, plus any accrued and unpaid preferred dividends prior to any distributions to the holders of common stock; as of December 31, 2012, this liquidation value amounted to $64,416. There are no dividends in arrears as of December 31, 2012.

2.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations — OCIWLP’s and OCIWCO’s (collectively, the “Company”) operations consist of the mining of trona ore, which, when processed, becomes soda ash. All soda ash processed is sold through its sales agent, OCICC, to various domestic and European customers and to American Natural Soda Ash Corporation (ANSAC) for export. All mining and processing activities take place in one facility located in Green River, Wyoming.

A summary of the Company’s significant accounting policies is as follows:

Basis of Presentation — The accompanying combined financial statements include the accounts of the Company. All significant intercompany balances have been eliminated upon combination.

Use of Estimates — The preparation of combined financial statements, in accordance with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the dates of the combined financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition — The Company recognizes revenue and records the related accounts receivable when the following four criteria are met: (1) persuasive evidence of an arrangement exists; (2) ownership has transferred to the customer, which occurs upon shipment; (3) the selling price is fixed or determinable; and (4) collectability is reasonably assured. Returns and allowances have been provided based on estimated returns and claims. Customer rebates are accounted for as sales deductions and are held in liability accounts until payments are made to the customers.

Freight Costs — The Company includes freight costs billed to customers for shipments administered by the Company in gross sales. The related freight costs along with cost of products sold are deducted from gross sales to determine gross profit.

Cash and Cash Equivalents — The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents consist primarily of money market mutual funds and certificates of deposit.

Accounts Receivable — Accounts receivable are carried at the original invoice amount less an estimate for doubtful receivables. The allowance for doubtful accounts is based on specifically identified amounts that the Company believes to be uncollectible. An additional allowance is recorded based on certain percentages of aged receivables, which are determined based on management’s assessment of the general financial conditions affecting the Company’s customer base. If actual collection experience changes, revisions to the allowance may be required. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received.

Inventory — Inventory and stores inventory is valued at the lower cost of market on a first-in, first-out basis. Costs include raw materials, direct labor, and manufacturing overhead. Market is based on current replacement cost for raw materials and stores inventory and on net realizable value for finished goods. Stores inventory represents materials and supplies currently available for future use.

Property, Plant, and Equipment — Property, plant, and equipment are stated at cost less accumulated depreciation. Depreciation is computed over the estimated useful lives of depreciable assets, principally using the straight-line method. The estimated useful lives applied to depreciable assets range from three to 20 years for machinery and equipment and 20 to 39 years for buildings and improvements. When property, plant, and equipment are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations for the period. Depreciation expense totaled $22,685 for the year ended December 31, 2012.

The Company’s policy is to evaluate property, plant, and equipment for impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. Impairment is determined to exist if the estimated future undiscounted cash flows are less than the carrying value. The amount of any impairment then recognized would be calculated as the difference between estimated fair value and the carrying value of the asset.

Internal-Use Computer Software — The Company capitalizes and amortizes software purchased and modified for internal use. Such software is being amortized over a period of three to five years using the straight-line method in property, plant, and equipment.

Derivative Instruments and Hedging Activities — The Company may enter into derivative contracts from time to time to manage exposure to the risk of exchange rate changes on its foreign currency transactions, the risk of changes in natural gas prices, and the risk of the variability in interest rates on borrowings. Gains and losses on derivative contracts are reported as a component of the underlying transactions. The Company follows hedge accounting for its hedging activities. All derivative instruments are recorded on the combined balance sheet at their fair values. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. The Company designates its derivatives based upon criteria established by hedge accounting. For a derivative designated as a fair value hedge, the gain or loss is recognized in earnings in the period of change together with the offsetting gain or loss on the hedged item attributed to the risk being hedged. For a derivative designated as a cash flow hedge, the effective portion of the derivative’s gain or loss is initially reported as a component of accumulated other comprehensive income (loss) and subsequently reclassified into earnings when the hedged exposure affects earnings. Any ineffective portion of the gain or loss is reported in earnings immediately. For derivatives not designated as hedges, the gain or loss is reported in earnings in the period of change as a component of the underlying transactions.

Interest Rate Swap Agreement — The Company has an interest rate swap recorded within accrued expenses with an aggregate notional value of $26,000 and a fair value of $(580) at December 31, 2012.

Income Tax — The Company has a tax allocation agreement with OCI, under which the current tax provision and liability are calculated on a stand-alone basis. The substantive effect of this agreement requires the Company to pay to OCI income tax based on a separate Company calculation for the inclusion of the Company in the consolidated tax return.

The Company uses the liability method of accounting for deferred income taxes, under which deferred income taxes are recorded at statutory income tax rates to reflect temporary differences between the financial reporting and tax bases of assets and liabilities.

Income taxes are provided on the taxable income allocated to OCIWCO under the partnership agreement as adjusted by the OCICC tax allocation agreement.

No federal income taxes are provided for the results of operations of OCIWLP, as it is a partnership for U.S. income tax purposes, and income taxes are payable by its partners.

Reclamation Costs — The Company is obligated to return the land beneath its refinery and tailings ponds to its natural condition upon completion of operations and is required to return the land beneath its rail yard to its natural condition upon termination of the lease agreement.

The Company accounts for its land reclamation liability as an asset retirement obligation, which requires that obligations associated with the retirement of a tangible long-lived asset be recorded as a liability when those obligations are incurred, with the amount of the liability initially measured at fair value. Upon initially recognizing a liability for an asset retirement obligation, an entity must capitalize the cost by recognizing an increase in the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the estimated useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement.

The estimated original liability calculated in 1996 for the refinery and tailing ponds was calculated based on the estimated useful life of the mine, which was 80 years, and on external and internal estimates as to the cost to restore the land in the future and state regulatory requirements. Effective January 1, 2012, as a result of a recent mine life study, the remaining useful life of the mine was extended by four years to 69 years, resulting in the addition of a new asset retirement obligation layer. The original liability and the new liability added because of the mine life study were discounted using credit-adjusted, risk-free rates of 7% and 4.25%, respectively, and both are being accreted throughout the estimated life of the related assets to equal the total estimated costs with a corresponding entry being recorded to interest expense. In 2012, the Company recorded $120 of accretion expense for reclamation of its liability. At December 31, 2012, the reclamation liability had a balance of $2,586 (see Note 7).

The Company has a self-bond agreement with the Department of Environmental Quality of the State of Wyoming. As of December 31, 2012, the amount of the bond was $21,331, which is the amount the Company would need to pay the State of Wyoming for reclamation costs if the Company ceases mining operations currently. At December 31, 2012, there were no liabilities recorded related to this bond.

During 2011, the Company constructed a rail yard to facilitate loading and switching of rail cars. The Company is required to restore the land on which the rail yard is constructed to its natural condition. The estimated liability for restoring the rail yard to its natural condition is calculated based on the land lease life of 30 years, and on external and internal estimates as to the cost to restore the land in the future. The liability is discounted using a credit-adjusted, risk-free rate of 4.25% and will be accreted throughout the estimated life of the related assets to equal the total estimated costs with a corresponding entry being recorded to interest expense. The recorded reclamation liability at December 31, 2012 was $974 (see Note 7).

Fair Value of Financial Instruments — The following methods and assumptions were used to estimate the fair values of each class of financial instruments:

Cash and Cash Equivalents — The carrying amount approximates fair value due to the short maturity of the instruments.

Long-Term Debt — The carrying amount of long-term debt approximates fair value because the interest rates fluctuate with changes in the London InterBank Offered Rate (LIBOR), and changes in the applicable credit spreads have not had a material impact on the fair value of long-term debt.

Financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. Fair value accounting requires that these financial assets and liabilities be classified into one of the following three categories:

Level 1 — Quoted prices available in active markets for identical assets or liabilities

Level 2 — Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable

Level 3 — Unobservable pricing inputs in which little or no market activity exists, therefore requiring an entity to develop its own assumptions about what market participants would use in pricing an asset or liability

As of December 31, 2012, the interest rate swap contract was measured at fair value on a recurring basis using Level 2 inputs that are readily available in public markets or can be derived from information available in publicly quoted markets.

Subsequent Events — The Company has evaluated all subsequent events through April 5, 2013, the date the combined financial statements were available to be issued.

Recently Issued Accounting Standards — In June 2011, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) No. 2011-05, Presentation of Comprehensive Income, which requires an entity to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two but consecutive statements. Additionally, ASU No. 2011-05 eliminates the option to present comprehensive income and its components as part of the statement of stockholder’s equity. With the exception of the indefinite deferral of the provisions that require companies to present, in both net income and other comprehensive income, adjustments of items are reclassified from other comprehensive income to net income. ASU No. 2011-05 became effective for 2012. The Company elected to present comprehensive income, the components of net income, and the components of other comprehensive income in a single continuous statement.

3.	ACCOUNTS RECEIVABLE

Accounts receivable as of December 31, 2012 consist of the following:

Trade receivables	$26,243
ANSAC receivables	53,836
Other receivables	9,709

89,788
Allowance for doubtful accounts	(742)

Total	$89,046

4.	INVENTORY

Inventory as of December 31, 2012 consists of the following:

Raw materials	$5,294
Finished goods	13,534
Stores inventory	23,296

Total	$42,124

5.	PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment as of December 31, 2012 consist of the following:

Land	$191
Depletable assets	1,981
Buildings and improvements	128,589
Internal-use computer software	1,991
Machinery and equipment	558,988

691,740
Less accumulated depreciation and amortization	(510,197)

Property, plant, and equipment — net	181,543
Construction in progress	17,012

Total	$198,555

6.	DEBT

Long-term debt as of December 31, 2012 consists of the following:

Variable Rate Demand Revenue Bonds, principal due October 1, 2018, interest payable monthly, bearing interest at 0.28% at December 31, 2012	$11,400
Variable Rate Demand Revenue Bonds, principal due August 1, 2017, interest payable monthly, bearing interest at 0.28% at December 31, 2012	8,600
Note payable to Comerica Bank, principal due quarterly installments of $1,000 beginning in 2011 with $25,000 due October 1, 2014, interest payable quarterly, bearing interest at 1.86% at December 31, 2012	32,000

52,000
Current portion of long-term debt	(4,000)

Total long-term debt	$48,000

The above revenue bonds require the Company to maintain standby letters of credit totaling $20,333. These letters of credit require compliance with certain covenants, including minimum net worth, maximum debt to net worth, and interest coverage ratios. As of December 31, 2012, the Company was in compliance with these debt covenants.

In October 2010, the Company entered into a $40,000 four-year term and a $20,000 four-year revolving credit facility with Comerica Bank due October 1, 2014. No borrowings were drawn from the revolving credit facility as of December 31, 2012. Borrowings under this term loan and the revolving credit facility bear interest at a floating rate of LIBOR plus 155 basis points. The Company is required to pay a fee on the unused principal amount of the revolving credit facility at a rate per annum of 0.3%. Interest payments are due quarterly in arrears. Quarterly principal installments of $1,000 each are required, commencing on February 1, 2011, and on the first day of February, May, August, November, and thereafter until the term loan maturity date, when all remaining outstanding principal is due. The agreement requires compliance with certain covenants, including fixed charge coverage ratio, funded debt to earnings before interest, taxes, depreciation, and amortization ratio, and tangible net worth. As of December 31, 2012, the Company was in compliance with these debt covenants.

Aggregate maturities required on long-term debt at December 31, 2012 are due in future years as follows:

2013	$4,000
2014	28,000
2017	8,600
2018	11,400

Total	$52,000

7.	RECLAMATION RESERVE

Reclamation reserve as of December 31, 2012, is as follows:

Balance at beginning of year	$3,440
Accretion	120

Balance at end of year	$3,560

8.	EMPLOYEE BENEFIT PLANS

For the purposes of these combined financial statements, the Company participates in various multiemployer benefit plans offered and administered by OCI and is allocated its portion of the annual costs related thereto. The specific plans are as follows:

Retirement Plans — Benefits provided under the OCI Pension Plan for Salaried Employees and OCI Pension Plan for Hourly Employees are based upon years of service and an employee’s average compensation during the final years of service, as defined. Each plan covers substantially all full-time OCILP and OCIWCO employees hired before May 1, 2001. OCI’s funding policy is to contribute annually at least the minimum required contribution based upon years of service and an employee’s average compensation during the final years of service, as defined.

The Company’s allocated portion of OCI’s net periodic pension cost was $9,019 for the year ended December 31, 2012.

Savings Plan — The OCI 401(k) Retirement Plan covers all eligible hourly and salaried employees. Eligibility is limited to all domestic residents and any foreign expatriates who are in the United States indefinitely. The plan permits employees to contribute specified percentages of their compensation, while the Company makes contributions based upon specified percentages of employee contributions. The plan was amended such that participants hired on or subsequent to May 1, 2001, will receive an additional contribution from the Company based on a percentage of the participant’s base pay. Contributions made to the plan by the Company for the year ended December 31, 2012 were $2,367.

Postretirement Benefits — Most of the employees are eligible for postretirement benefits other than pensions if they reach retirement age while still employed.

OCI accounts for postretirement benefits on an accrual basis over an employee’s period of service. The postretirement plan is not funded, and OCI has the right to modify or terminate the plan. The Company’s allocated portion of OCI’s postretirement benefit costs was $2,195 for the year ended December 31, 2012.

9.	INCOME TAXES

The provision for income taxes for the year ended December 31, 2012 includes the following:

Current	$5,420
Deferred	(4)

Total provision for income tax	$5,416

The Company had net deferred tax liabilities of $428 at December 31, 2012, which are composed mainly of property basis differences.

The Company’s effective tax rate of 4.6% differs from the expected statutory tax rate as no income taxes are provided on the results of OCIWLP operations, as it is a partnership for U.S. income tax purposes. Income taxes are only paid on the priority return of $14,517 received by OCIWCO.

Income tax positions taken by the Company have met the more-likely-than-not recognition threshold. The Company has determined that it does not have any significant uncertain tax positions at December 31, 2012. All tax returns for the years beginning from 2010 are open for audit by the Internal Revenue Service and the respective state jurisdictions.

10.	COMMITMENTS AND CONTINGENCIES

OCIWLP has a $693 letter of credit issued by Comerica Bank to a third-party vendor at December 31, 2012.

OCIWLP entered into a 10-year freight transportation agreement with Union Pacific Company, which sets the transportation costs for product moved on Union Pacific rail lines. There are no minimum required payments under the agreement. Rates are based upon product shipped.

OCIWLP leases mineral rights from the U.S. Bureau of Land Management, the state of Wyoming, Rock Springs Royalty Corp. (RSRC), a wholly owned subsidiary of Anadarko, and other private parties. All of these leases provide for royalties based on the value of the products sold. There are no minimum required royalty payments. OCIWLP has a perpetual right of first refusal with respect to these leases and intends to continue renewing the leases as has been its practice. Total royalty expense under these agreements was $20,448 for the year ended December 31, 2012.

OCIWLP entered into a 10-year rail yard switching and maintenance agreement with a third party, Watco Companies, LLC (Watco), on December 1, 2011. Under the agreement, Watco provides rail-switching services at the Company’s rail yard. OCIWLP’s rail yard is constructed on land leased by Watco from Rock Springs Grazing Association and Anadarko Land Corp.; the Rock Springs Grazing Association land lease is renewable every five years for a total period of 30 years, while the Anadarko Land Corp. lease is perpetual. OCIWLP has an option agreement with Watco to assign these leases to OCIWLP at any time during the land lease term.

Lease Commitments — As of December 31, 2012, excluding mineral rights leases, the total minimum rental commitments under the Company’s various operating leases, including renewal periods, are due in future years as follows:

2013	$75
2014	75
2015	75
2016	75
2017	75
2018 and thereafter	1,875

Total	$2,250

Contingencies — From time to time, the Company has various litigation, claims, and assessments that arise in the normal course of business. Management does not believe, based upon its evaluation and discussion with counsel, that the ultimate outcome of any current matters, individually or in the aggregate, would have a material effect on the Company’s combined financial position, results of operations, or cash flows.

11.	RELATED-PARTY TRANSACTIONS

OCICC is the exclusive sales agent for the Company responsible for promoting and increasing the use and sale of soda ash and other refined or processed sodium products produced. All actual sales and marketing costs incurred by OCICC are charged directly to the Company.

OCICC had an approximate 37.4% participation interest at December 31, 2012 in ANSAC, a non-stock corporation organized by several U.S. natural soda ash producers. ANSAC was formed to promote export sales of U.S.-produced natural soda ash. ANSAC conducts its business as a not-for-profit corporation organized under the provisions of the Webb-Pomerene Act of 1918. As of December 31, 2012, accounts receivable due from ANSAC amounted to $53,836 or 60% of total accounts receivable. ANSAC allocates its expenses to ANSAC’s members using a pro rata calculation based on sales. ANSAC’s allocated expenses are charged directly to the Company, are included in selling and marketing expenses and were $1,920 for 2012.

OCIWLP also sells soda ash to OCI Alabama LLC, a wholly owned subsidiary of OCICC.

Net sales to affiliates for the year ended December 31, 2012 are as follows:

ANSAC	$229,533
OCI Alabama LLC	7,396

Total	$236,929

OCICC also contracts with various land and sea carriers for freight transportation on behalf of the Company. All such actual freight costs are charged directly to the Company.

Other transactions with the Company’s related parties are described in other notes to the combined financial statements.

Certain selling and marketing expenses and general and administrative expenses represent amounts charged from OCI and OCICC to the Company. During 2012, the amounts charged were based on actual expenditures made by OCI and OCICC and principally relate to salaries, benefits, office supplies, professional fees, travel, computer, rent, and amortization of certain long-term assets used by the Company. Total costs charged to the Company in 2012 by OCICC, including ANSAC charges, and OCI are as follows:

Selling and marketing	$5,951
General and administrative	5,155

At December 31, 2012, the Company had receivables and payables with OCI affiliated entities as follows:

	Receivables	Payables
	from	to
	Affiliates	Affiliates
OCI Enterprises Inc.	$11	$3,822
OCI Chemical Corporation	24,407	23
Other	23	22

Total	$24,441	$3,867

Amounts payable at December 31, 2012, to RSRC, a wholly owned subsidiary of Anadarko, of $1,951, consist of royalties earned and are based upon a rate of 7% at December 31, 2012 of certain net sales of trona ore mined from a section owned by Anadarko. Royalty expense paid by the Company to RSRC totaled $12,768 in 2012.

Dividends declared and paid by OCIWC to OCICC and Anadarko aggregated $9,547 in 2012.

A cash distribution was paid by the Company to its partners aggregating $60,000 in 2012. The general partners received $59,829 and the limited partner received $171 of the payment in 2012.

OCIWLP’s rail yard is constructed on land leased by Watco from Anadarko Land Corp. (a subsidiary of Anadarko). An annual rental of $15 is paid under this lease.

12.	MAJOR CUSTOMERS

In addition to ANSAC, the Company had sales to one customer that accounted for 11.4% of net sales during 2012.

13.	PARTNERS’ CAPITAL AND ACCUMULATED DEFICIT

A rollforward of general partners’ and limited partner’s capital accounts for the year ended December 31, 2012 is as follows:

Partners’ Capital	BITCO	OCIWHCO	OCIWCO	Eliminations *	Combined Totals
Balance — December 31, 2011	$111,897	$116,465	$8,970	$(8,970)	$228,362
OCIWLP income allocation after priority return — net of depreciation	50,360	52,417	1,038	(1,038)	102,777
Capital distribution	(29,316)	(30,513)	(171)	171	(59,829)

Balance — December 31, 2012	$132,941	$138,369	$9,837	$(9,837)	$271,310

*	OCIWCO’s limited partner capital accounts are eliminated as they are intercompany accounts within the combined financial statements of OCIWLP and OCIWCO.

A rollforward of accumulated deficit for the year ended December 31, 2012 is as follows:

Accumulated deficit — December 31, 2011	$(46,798)

Combined net income	112,923
Less OCIWLP’s net income allocated to general partners (see above)	102,777

OCIWCO’s net income	10,146
Dividends	(9,547)

2012 activity	599

Accumulated deficit — December 31, 2012	$(46,199)

Total partners’ capital and accumulated deficit — December 31, 2012	$225,110

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